Exhibit 10.1


                                    AGREEMENT
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                                     BETWEEN
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                            HAMPSHIRE GROUP, LIMITED
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                                       AND
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                                  JEFFREY MEIER
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     THIS AGREEMENT ("Agreement") is entered into as of the 25th day of
November, 2008 (the "Effective Date") by and between Hampshire Group, Limited, a Delaware corporation ("Hampshire Group" or the "Company"), with offices at 1924 Pearman Dairy Road, Anderson, SC 29622 and Jeffrey Meier, an individual residing at 12 Ophir Drive, Purchase, NY 10577 ("Meier").

     WHEREAS, Hampshire Group and Meier entered into an Employment Agreement effective September 14, 2006 ("the Employment Agreement"); and

     WHEREAS, Hampshire Group and Meier have agreed that the Employment Agreement will be terminated as of the date of this Agreement and that Meier will continue in employment as an employee at will; and

     WHEREAS, Meier desires to continue in employment with the Company as an employee at will.

     NOW THEREFORE, in consideration of Meier's continued employment as an at will employee, subject to termination at any time, the parties agree as follows:

     1. Employment Agreement.

     The Employment Agreement effective as of September 14, 2006 is hereby terminated and Meier will no longer be entitled to the salary, benefits or other provisions of that Employment Agreement. Meier will continue to be employed on an at-will basis at a salary rate set by the Company, in its absolute discretion, payable in monthly installments less appropriate withholdings and deductions required by law.

     2. Covenants of Meier.

          (A) At any time during and after Meier's employment hereunder, without the prior written consent of the Company, except to the extent required by an order of a court having jurisdiction or under subpoena from an appropriate government agency, in which event, Meier shall use his best efforts to consult with the Company prior to responding to any such order or subpoena, and except as required in the performance of his duties hereunder, Meier shall not disclose to or use for the benefit of any third party any Confidential Information.

          (B) At any time during and after Meier's employment hereunder and during the six (6) month period immediately following any termination of such employment for any


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reason, Meier shall not, directly or indirectly, for his own account or for the account of any other individual or entity, engage in Interfering Activities.

          (C) For purposes of this Agreement:

               (1) "Confidential Information" shall mean confidential or proprietary trade secrets, client lists, client identities and information, information regarding service providers, investment methodologies, marketing data or plans, sales plans, management organization information, operating policies or manuals, business plans or operations or techniques, financial records or data, or other financial, commercial, business or technical information (i) relating to the Company or any of its subsidiaries, or (ii) that the Company or any of its subsidiaries may receive belonging to suppliers, customers or others who do business with the Company, but shall exclude any information that is in the public domain or hereafter enters the public domain, in each case without the breach by Meier of this Paragraph 2.

               (2) "Interfering Activities" shall mean (i) encouraging, soliciting, or inducing, or in any manner attempting to encourage, solicit, or induce, any individual employed by the Company or any of its subsidiaries to terminate such individual's employment with the Company or any of its subsidiaries, or (ii) encouraging, soliciting or inducing, or in any manner attempting to encourage, solicit or induce any client, account, customer, licensee or other business relation of the Company or any of its subsidiaries to cease doing business with or reduce the amount of business conducted with the Company or any of its subsidiaries, or in any way interfere with the relationship between any such client, account, customer, licensee or business relation and the Company or any of its subsidiaries.

          (D) Meier acknowledges and recognizes the highly competitive nature of the Company's business, that access to Confidential Information renders him special and unique within the Company's industry, and that he will have the opportunity to develop substantial relationships with existing and prospective clients, accounts, customers, consultants and contractors, investors and strategic partners of the Company during the course of and as a result of his employment with the Company. In light of the foregoing, Meier acknowledges and agrees that the restrictions and limitations set forth in this Paragraph 2 are reasonable and valid in geographical and temporal scope and in all other respects, and are essential to protect the value of the business and assets of the Company and its subsidiaries.

          (E) Meier expressly acknowledges that any breach or threatened breach of any of the terms and/or conditions set forth in this Paragraph 2 may result in substantial, continuing and irreparable injury to the Company. Therefore, Meier hereby agrees that, in addition to any other remedy that may be available to the Company, the Company shall be entitled to injunctive relief, specific performance or other equitable relief by a court of appropriate jurisdiction in the event of any breach of threatened breach of the terms of this Paragraph 2 without the necessity of proving irreparable harm or injury as a result of such breach or threatened breach.

     3. Independence; Severability; Blue Pencil. Each of the rights enumerated in this Agreement shall be independent of the others and shall be in addition to and not in lieu of any other rights and remedies available to the Company at law or in equity. If any of the provisions


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of this Agreement or any part of any of them is hereafter construed or adjudicated to be invalid or unenforceable, the same shall not affect the remainder of this Agreement, which shall be given full effect without regard to the invalid portions. If any of the covenants contained herein are held to be invalid or unenforceable because of the duration of such provisions or the area or scope covered thereby, the parties hereto agree that the court making such determination shall have the power to reduce the duration, scope and/or area permissible by law and in its reduced form said provision shall then be enforceable.

     4. Entire Agreement. This Agreement contains the entire understanding of the Company and Meier with respect to compensation of Meier and supersedes any and all prior understandings, written or oral. This Agreement may not be amended, waived, discharged or terminated orally, but only by an instrument in writing signed by both parties.

     5. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of law principles thereof.

     6. Counterparts.

     This Agreement may be executed in counterparts, each of which will constitute an original, but all of which together constitute one and the same Agreement.


     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the day and year first written above.

JEFFREY MEIER

By:   /s/ Jeffrey Meier
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Date:   November 25, 2008
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HAMPSHIRE GROUP, LIMITED

By:      /s/ Heath L. Golden
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Name:    Heath L. Golden
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Title    Vice President, General Counsel & Secretary
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Date:    November 25, 2008
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